Exhibit 16.1


                            Tanner + Co. letterhead)



                                December 14, 2001



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 14, 2001, this Firm received a copy of a Form 8-K/A to be filed by Lucas Educational Systems, Inc. (Company) (SEC File #0-24374, CIK #950134) reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made therein in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ Tanner + Co.
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Tanner + Co.